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Exhibit 10.97b





December 20,2002

Victor T. Weber
9416 Gold Mountain Drive
Las Vegas, Nevada 89134


RE: ISSUANCE OF STOCK

Dear Victor,

The following will confirm the terms of the agreements regarding certain loans and services and Vertical's issuance of two million (2,000,000) shares of Rule 144 common stock of Vertical:

         1. You have made loans to Vertical in the amounts of $65,000 and $45,000 to Vertical and Vertical has issued promissory notes to you in those amounts.
         2. You have provided consulting services on Vertical's behalf. 3. In consideration of the loans an d services, Vertical shall issue two million (2,000,000) shares of Vertical common stock. Both parties acknowledge and agree that the shares of the stock are "restricted securities" within the meaning of Rule 144 under the 1933 Act and have not been registered under the 1933 Act or any state securities laws and thereafter must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. Vertical shall take all steps necessary to register these shares in its forthcoming SB-2 Registration Statement.

The parties hereby confirm the above terms on the date first set forth above.




                                            Sincerely,


                                            Richard Wade
                                            President/CEO
                                            Vertical Computer Systems, Inc.


ACCEPTED & AGREED:

---------------------
Victor Weber